INVESTMENT MANAGEMENT

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VOYA®

(d)(5)

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS (FUND-LEVEL AND CLASS-LEVEL EXPENSES)

This EXPENSE LIMITATION AGREEMENT (the “Agreement”), effective as of the date set forth on Schedule A hereto (“Effective Date”), by and between Voya Investments, LLC (the “Investment Manager”) and each registered investment company or investment companies (each a “Registrant”) as set forth on Schedule A hereto (the “Registrant”). If the Registrant is a series fund investment company, then the Registrant is entering into this Agreement on behalf of, and this Agreement shall apply to, each series of the Registrant set forth on Schedule A hereto (each a “Fund,” collectively the “Funds”), as such schedule may be amended from time to time to add or delete series. If the Registrant is not a series fund investment company, then this Agreement shall apply to the Registrant, and the use of the terms “Fund” or “Funds” herein shall refer to the Registrant.

WHEREAS, the Registrant is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an investment company; and

WHEREAS, the Registrant and the Investment Manager desire that the provisions of this Agreement do not adversely affect a Fund’s status as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), do not interfere with a Fund’s ability to compute its taxable income under Code Section 852, do not adversely affect the status of the distributions a Fund makes as deductible dividends under Code Section 562, and do comply with the requirements of Revenue Procedure 99-40 (or any successor pronouncement of the Internal Revenue Service); and

WHEREAS, the Registrant and the Investment Manager have entered into an investment management agreement (the “Management Agreement”), pursuant to which the Investment Manager provides investment advisory services to each Fund; and

WHEREAS, the Registrant and the Investment Manager have determined that it is appropriate and in the best interests of the Funds and their shareholders to maintain the expenses of each Fund at or at a level below the level to which each such Fund might otherwise be subject.

NOW, THEREFORE, the parties hereto agree as follows:

1.Expense Limitation.

1.1Applicable Expense Limit. To the extent that the ordinary operating expenses, including but not limited to investment advisory fees payable to the Investment Manager, but excluding interest, taxes, other investment-related costs, leverage expenses (as defined below), extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of such Fund’s business, and expenses of any counsel or other persons or services retained by such

Fund’s Directors/Trustees who are not “interested persons,” as that term is defined in the 1940 Act, of the Investment Manager (the “Fund Operating Expenses”), incurred by a Fund, or a share class thereof, listed on Schedule A during any term of this Agreement (the “Term”) exceed the Operating Expense Limit, as defined in Section 1.2 below, for such Fund, or a share class thereof, for such Term, such excess amount (the “Excess Amount”) shall be the liability of the Investment Manager. As such, the Investment Manager may waive all or a portion of certain fees and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense of the Fund, or each share class thereof, shall be as listed on Schedule A. For the purposes of this Agreement, leverage expenses shall mean fees, costs and expenses incurred by a Fund’s use of leverage (including, without limitation, expenses incurred by a Fund in creating, establishing and maintaining leverage through borrowings, reverse repurchase agreements, or the issuance of preferred shares, as applicable).

1.2Operating Expense Limit. The Operating Expense Limit in any Term with respect to each Fund, or a share class thereof, shall be the amount specified in Schedule A.

1.3Daily Computation. The Investment Manager, or a delegate thereof, shall determine on each business day whether the aggregate Term to date Fund Operating Expenses for any Fund, or any share class thereof, exceeds the Operating Expense Limit, as such Operating Expense Limit has been pro-rated to the date of such determination (the “Pro-Rated Expense Cap”). If, on any business day, the aggregate Term to date Fund Operating Expenses for any Fund, or any share class thereof, do not equal the Pro-Rated Expense Cap for that Fund, or share class thereof, the amount of such difference shall be netted against the previous day’s accrued amount for Excess Amounts (as defined below), and the difference shall be accrued for that day as an Excess Amount as applicable.

1.4Payment. At the end of each month, the accruals made pursuant to Section 1.3 above shall be netted, and the result shall be remitted by the Investment Manager to the Fund (pursuant to Section 1.1 above) if such netting results in an Excess Amount. Any such amounts remitted to a Fund, or repaid by a Fund, shall be allocated to the Fund, or among the Fund’s classes in accordance with the terms of the Fund’s Multiple Class Plan pursuant to Rule 18f-3 under the 1940 Act, if such plan is in effect. Any payments made pursuant to Section 1.1 and this Section 1.4 may include waivers of (1) all or a portion of certain fees and/or reimbursements of expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense of the Fund and, as applicable, its share classes, shall be as listed on Schedule A and (2) Fund-level expenses, such as management fees, custodian fees, and other expenses related to the management of the Registrant’s assets which must be allocated proportionately among all classes, and waivers or reimbursements of share class-specific expenses, which may be waived or reimbursed at different amounts for individual share classes. The Registrant may offset amounts owed to a Fund pursuant to this Agreement against the Fund’s advisory fee payable to the Investment Manager.

2.Term and Termination. This Agreement shall have a term with respect to each Fund ending on the date indicated on Schedule A, as such schedule may be amended from time to time (“Termination Date”). This Agreement shall terminate with respect to a Fund upon termination of the Management Agreement with respect to such Fund, or it may be terminated by the Registrant, without payment of any penalty, upon written notice to the Investment Manager at its principal place of business.

3.Miscellaneous.

3.1Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

3.2Interpretation. Nothing herein shall be deemed to require the Registrant or a Fund to take any action contrary to the Registrant’s articles of incorporation, declaration of trust, or similar governing document, an applicable prospectus or statement of additional information, or any applicable statutory or regulatory requirement, or to relieve or deprive the Registrant’s Board of Directors/Trustees (the “Board”) of its responsibility and rights with respect to the Registrant or the Funds.

3.3Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

3.4Amendments. This Agreement, including the applicable expense limits for a Fund as set forth on Schedule A, may be amended only by a written agreement signed by each of the parties hereto and such amendment is approved by the Board of the Registrant.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year below.

VOYA CREDIT INCOME FUND

VOYA ENHANCED SECURITIZED INCOME FUND

VOYA EQUITY TRUST

VOYA FUNDS TRUST

VOYA INTERMEDIATE BOND PORTFOLIO

VOYA INVESTORS TRUST

VOYA MUTUAL FUNDS

VOYA PARTNERS, INC.

VOYA SEPARATE PORTFOLIOS TRUST

VOYA VARIABLE FUNDS

VOYA VARIABLE PORTFOLIOS, INC.

VOYA VARIABLE PRODUCTS TRUST

By: /s/ Kimberly A. Anderson		_________

Name: Kimberly A. Anderson
Title:	Senior Vice President
VOYA INVESTMENTS, LLC
By:	/s/ Todd Modic	_________
Name: Todd Modic
Title:	Senior Vice President

January 1, 2026

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS (CLASS-LEVEL EXPENSES)

		OPERATING EXPENSE LIMIT
		__________________
		FYE: MARCH 31
		__________________
	REGISTRANT: VOYA FUNDS TRUST

		Termination		Maximum Operating Expense Limit
Name of Fund	Effective Date			(as a percentage of average net assets)
		Date

Voya VACS	August 1, 2026	August 1, 2027			0.15%

Series CB Fund
Voya VACS	August 1, 2026	August 1, 2027			0.15%

Series HYB Fund

				Maximum Operating Expense Limit
				(as a percentage of average net assets)
Name of Fund	Effective Date	Termination			Share Classes
		Date
			A	C	I	R	R6	W

Voya GNMA	August 1, 2026	August 1, 2027	0.84%	1.59%	0.54%	N/A	0.54%	0.59%
Income Fund
Voya Government	August 1, 2026	August 1, 2027	0.35%	1.35%	0.35%	N/A	0.35%	0.35%
Money Market
Fund
Voya High Yield	August 1, 2026	August 1, 2027	1.02%	1.77%	0.69%	1.27%	0.67%	0.77%
Bond Fund
Voya	January 1, 2026	August 1, 2027	0.68%	1.43%	0.36%	0.93%	0.36%	0.43%
Intermediate
Bond Fund
				Maximum Operating Expense Limit
				(as a percentage of average net assets)
Name of Fund	Effective Date	Termination			Share Classes
		Date
			A	C	I	R	R6	W

Voya Short	August 1, 2026	August 1, 2027	0.65%	1.40%	0.35%	0.90%	0.30%	0.40%

Duration Bond
Fund
Voya Short	August 1, 2026	August 1, 2027	0.85%	1.60%	0.60%	N/A	0.60%	0.60%

Duration High
Income Fund
Voya Strategic	January 1, 2026	August 1, 2027	0.87%	1.62%	0.62%	1.12%	0.55%	0.62%
Income

Opportunities
Fund

FYE: MARCH 31

__________________

REGISTRANT: VOYA SEPARATE PORTFOLIOS TRUST

Name of Fund	Effective Date	Termination Date	Maximum Operating Expense Limit
			(as a percentage of average net assets)

Voya VACS Series	August 1, 2026	August 1, 2027	0.15%
EMHCD Fund

Voya VACS Series SC	August 1, 2026	August 1, 2027	0.05%
Fund

			Maximum Operating Expense Limit
			(as a percentage of average net assets)
Name of Fund	Effective Date	Termination Date		Share Classes

			A	I	R6	W

Voya Investment	August 1, 2026	August 1, 2027	0.90%	0.65%	0.63%	0.65%
Grade Credit Fund

Voya Securitized	August 1, 2026	August 1, 2027	1.00%	0.68%	0.68%	0.75%
Credit Fund